Exhibit 99.1

For Immediate Release:	For Further Information Contact:
Jaime F. Brito ir@mariner-energy.com (713) 954-5558

Mariner Energy Reports Second Quarter 2006 Results and Provides Operational Update
Houston, TX – August 7, 2006, Mariner Energy, Inc. (NYSE: ME) today announced financial results for the second quarter 2006 and provided an operational update.
Production, revenues and net income for the second quarter 2006 increased significantly from results reported a year ago primarily as a result of consolidation of assets acquired in the merger transaction with Forest Oil Corporation that closed March 2, 2006.
•	Production totaled 21.3 billion cubic feet gas equivalent (Bcfe) for the second quarter 2006, an increase of 161% from the second quarter 2005.

•	Revenues totaled $167.7 million for the second quarter 2006, an increase of 224% from the second quarter 2005.

•	Net income totaled $30.7 million for the second quarter 2006, an increase of 183% from the second quarter 2005.

•	Basic and diluted earnings per share (EPS) for the second quarter 2006 were each $0.36. This compares to $0.33 basic EPS and $0.32 diluted EPS in the second quarter 2005.
Mariner has scheduled a conference call to review second quarter 2006 results on August 8, 2006, at 10:00 a.m. EDT (9:00 a.m. CDT). To participate in the Mariner conference call, callers in the United States and Canada can dial (800) 299-0148. International callers can dial (617) 801-9711. The conference pass code for both numbers is 63513203.
The call will also be broadcast live over the internet and can be accessed through the Investor Relations’ Webcasts and Presentations section of the company’s website at http://www.mariner-energy.com.
Following is more detailed information regarding Mariner’s second quarter 2006 operational and financial results. Operating results include consolidation of the Forest assets beginning March 2, 2006.

OPERATIONAL UPDATE
Offshore – Mariner drilled seven offshore exploratory wells in the second quarter 2006 with four successes. Information regarding the four successful wells is shown below:

				Expected
		Working	Water Depth	Date of Initial
Well	Operator	Interest	(Ft)	Production	Location
NW Nansen (EB 602 #12)	Kerr McGee	33%	3,507 feet	2007	Deep Water
NW Nansen (EB 558 - 2)	Kerr McGee	50%	3,475 feet	2007	Deep Water
King of the Hill (HI 131)	Woodside	25%	50 feet	3rd Qtr 2006	Deep Shelf
Capricorn (HI A341 - B2)	Mariner	60%	240 feet	3rd Qtr 2006	Shelf
As previously reported, Mariner commenced production at its Green Canyon 473 (King Kong) discovery well in the second quarter at a rate of approximately 35 million cubic feet gas equivalent per day (MMcfe/d). The exploratory well at Green Canyon 472 reached total depth in the second quarter and was not successful.
With these recent results, Mariner has been successful in ten of the fifteen offshore wells drilled from January 1, 2006 through June 30, 2006. Subsequent to June 30, 2006, Mariner drilled a successful shelf development well at Main Pass 166, which it operates with a 100% working interest, and is participating in the drilling of seven offshore wells in various stages of progress.
In addition, Mariner has been awarded nine of the ten blocks on which it was the high bidder in the Minerals Management Service (MMS) OCS Oil and Gas Lease Sale 198 held on March 15, 2006 with a net cost exposure of approximately $16.5 million. Two of the blocks are located in deepwater areas of the Gulf (depths greater than 400 meters). The remaining Mariner bid was subject to a MMS minimum bid threshold and was not awarded.
Onshore – In the second quarter of 2006, Mariner drilled 34 development wells in West Texas, all of which were successful. Mariner currently has five rigs operating on its West Texas properties.
PRODUCTION
Production for the second quarter 2006 averaged 234 MMcfe/d, totaling 21.3 Bcfe, compared to average daily production of 90 MMcfe/d for the second quarter 2005, which totaled 8.2 Bcfe. Production in the Gulf of Mexico for the second quarter 2006 totaled 18.9 Bcfe, an increase of 189% compared to the comparable period in 2005. Onshore production for the second quarter 2006 totaled 2.4 Bcfe, an increase of 48% compared to the comparable period in 2005. Natural gas production comprised 74% of Mariner’s total production for the second quarter 2006. The total daily production as of June 30, 2006 was approximately 245 MMcfe/d.
The increased Gulf of Mexico production levels in the second quarter 2006 resulted primarily from the acquisition of the Forest assets. Approximately 43 MMcfe per day of production (of which approximately 23 MMcfe per day is associated with the Forest assets) remains shut-in awaiting repairs to pipelines, facilities, terminals, and host facilities. Most of the deferred production is expected to recommence in the third quarter 2006.
REVENUES AND PRICING
Total revenues for the second quarter 2006 increased 224% over the comparable period in 2005 to $167.7 million. Natural gas revenues comprised 66% of total revenues for the second quarter 2006.
Natural gas prices (excluding the effects of hedging) for the second quarter 2006 averaged $6.78 per thousand cubic feet (/Mcf), compared to $6.86/Mcf for the second quarter 2005. Oil prices (excluding the effects of hedging) for the second quarter 2006 averaged $63.69 per barrel (/Bbl), compared to $46.63/Bbl for the second quarter 2005. The impact of hedges during the second quarter 2006 increased average natural gas pricing by $0.23/Mcf to $7.01/Mcf and reduced average oil pricing by $2.75/Bbl to $60.94/Bbl, resulting in a net hedging gain of $1.1 million.

HEDGING ACTIVITY
Commodity hedges were placed in the second quarter as reported in Mariner’s Form 10-Q for the period ended March 31, 2006. As of August 7, 2006, no commodity hedges have been placed subsequent to those previously reported.
OPERATING AND GENERAL & ADMINISTRATIVE EXPENSES
Lease Operating Expenses:
Lease operating expenses (including severance, ad valorem taxes and workover expenses) for the second quarter 2006 were $24.4 million, compared to $7.0 million in the second quarter 2005. The increase was primarily attributable to the acquisition of the Forest assets and increased costs attributable to the addition of new productive wells onshore. On a per-unit basis, average lease operating costs rose to $1.15/Mcfe in the second quarter 2006 from an average of $0.86/Mcfe in the second quarter 2005. Continued shut-in production from the impact of the 2005 hurricanes contributed to the increased per-unit operating costs.
General & Administrative Expenses:
General and administrative (“G&A”) expenses totaled $7.0 million in the second quarter 2006, compared to $10.2 million in the second quarter 2005.
For the second quarter 2006, G&A expense includes charges for stock compensation expense of $1.5 million, compared to $8.2 million in the second quarter 2005. For the second quarter 2006 and 2005, an expense of $0.7 million and $7.9 million, respectively, resulted from amortization of the cost of restricted stock granted at the closing of Mariner’s private equity placement in March 2005. The stock has fully vested, and there will be no future charges related to those stock grants. New restricted stock grants were made in the second quarter 2006 with vesting periods of three to four years.
G&A expense for the second quarter 2006 includes approximately $2.2 million for severance, retention, relocation, and transition costs related to the Forest transaction. Salaries and wages in the second quarter 2006 increased compared to second quarter 2005 primarily as a result of staffing additions related to the Forest transaction.
G&A expenses in the second quarter 2006 are net of $6.0 million of overhead reimbursements billed or received from other working interest owners, compared to $1.4 million of similar reimbursements for the second quarter 2005.
NET INCOME AND EARNINGS PER SHARE
Net income for the second quarter 2006 was $30.7 million compared to $10.8 million for the second quarter 2005. Basic and diluted EPS for the second quarter 2006 were $0.36 for each measure compared to $0.33 basic EPS and $0.32 diluted EPS in the second quarter 2005.
EBITDA
Earnings before interest, tax, depreciation, depletion, amortization, and impairments (EBITDA) for the second quarter 2006 was $134.8 million compared to $34.0 million for the second quarter 2005. EBITDA for second quarter 2006 and 2005 includes charges of $1.5 million and $8.2 million, respectively, for non-cash stock compensation expense. A definition and reconciliation of EBITDA can be found in the table below titled “EBITDA RECONCILIATION”.
Capital expenditures for the second quarter 2006 totaled $171.7 million compared to $37.4 million for the second quarter 2005.

PRODUCTION, AVERAGE REALIZED PRICES (NET OF HEDGING), AND PER UNIT COSTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Production:
Natural Gas (Bcf)	15.8	5.2	22.7	10.5
Oil and Liquids (MMBbls)	0.9	0.5	1.5	1.0
Natural Gas Equivalent (Bcfe)	21.3	8.2	31.8	16.5

Realized Prices (net of hedging):
Gas ($/Mcf)	$7.01	$6.17	$7.00	$6.38
Oil ($/Bbl)	60.94	38.86	57.53	38.88

Operating Costs per MMcfe
Lease Operating Expense	$1.15	$0.86	$1.18	$0.80
Transportation Expense	0.07	0.06	0.07	0.09
General and Administrative Expense	0.33	1.26	0.55	0.94
General and Administrative Expense — Net of stock comp. exp.	0.26	0.10	0.31	0.37
Depreciation, Depletion, and Amortization	3.62	1.95	3.45	1.89
CAPITAL EXPENDITURES
(Unaudited)
The Company’s capital expenditures for the periods ended June 30, 2006 and June 30, 2005 are summarized below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(Dollars in Millions)		(Dollars in Millions)
Oil and Natural Gas Exploration	$92.3	$6.3	$138.7	$7.5
Oil and Natural Gas Development	75.0	16.0	126.1	51.4
Acquisitions/Other	4.4	15.1	8.1	20.6

Total Capital Expenditures	$171.7	$37.4	$272.9	$79.5

COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED JUNE 30, 2006 AND 2005
MARINER ENERGY, INC.
STATEMENTS OF OPERATIONS
(Dollars in Thousands)
Unaudited

	Three Months ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005
Revenues:
Oil Sales	$56,256	$19,351	$87,726	$38,435
Gas Sales	110,475	32,224	158,576	67,090
Other Revenues	936	201	1,623	2,058

Total Revenues	167,667	51,776	247,925	107,583

Costs and Expenses:
Lease Operating Expense	24,384	7,035	37,567	13,194
Transportation Expense	1,548	511	2,277	1,501
General and Administrative Expense	6,964	10,235	17,473	15,400
Depreciation, Depletion and Amortization	76,982	15,925	109,806	31,054

Total Costs and Expenses	109,878	33,706	167,123	61,149

Operating Income	57,789	18,070	80,802	46,434

Net Interest Expense	8,527	1,688	14,419	3,006

Income Before Taxes	49,262	16,382	66,383	43,428

Provision for Income Taxes	18,557	5,537	24,549	14,808

Net Income	$30,705	$10,845	$41,834	$28,620

Earnings per Share:
— EPS (basic)	$0.36	$0.33	$0.62	$0.90
— EPS (fully diluted)	$0.36	$0.32	$0.62	$0.89
EBITDA RECONCILIATION:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Dollars in Millions)		(Dollars in Millions)
Reconciliation of Non-GAAP Measure:
Net Income	$30.7	$10.8	$41.8	$28.6

Add: Net Interest Expense	8.5	1.7	14.4	3.0
Add: Provision for Income Taxes	18.6	5.5	24.5	14.8
Add: Depreciation, Depletion and Amortization	77.0	15.9	109.8	31.1

EBITDA (1)	$134.8	$34.0	$190.6	$77.5

(1)	EBITDA means earnings before interest, income taxes, depreciation, depletion, amortization and impairments. Mariner believes that EBITDA is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but EBITDA should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company’s profitability or liquidity.

MARINER ENERGY, INC.
BALANCE SHEET
(Dollars in Thousands)
Unaudited

	June 30,	December 31,
	2006	2005
Current Assets:
Cash and Cash Equivalents	$5,656	$4,556
Receivables	127,188	88,651
Deferred Tax Asset	10,215	26,017
Prepaid Expenses and Other	104,252	22,208

Total Current Assets	247,311	141,432

Property and Equipment (Net)	1,916,802	515,943
Goodwill	261,472	—
Other Assets, Net of Amortization	34,716	8,161

TOTAL ASSETS	$2,460,301	$665,536

Current Liabilities:
Accounts Payable	$57,674	$37,530
Accrued Liabilities	270,854	123,689
Accrued Interest	4,828	614
Derivative Liability	21,400	42,173

Total Current Liabilities	354,756	204,006

Long-Term Liabilities:
Abandonment Liability	196,517	38,176
Deferred Income Tax	252,562	25,886
Derivative Liability	4,262	21,632
Long-Term Debt	457,000	152,000
Other Long-Term Liabilities	11,000	10,500

Total Long-Term Liabilities	921,341	248,194

Stockholders’ Equity
Common Stock and Additional Paid-In-Capital	1,055,421	160,709
Accumulated Other Comprehensive (Loss)	(7,151)	(41,473)
Accumulated Retained Earnings	135,934	94,100

Total Stockholders’ Equity	1,184,204	213,336

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,460,301	$665,536

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION
FOR THE PERIODS ENDED JUNE 30, 2006 AND 2005
(Dollars in Thousands)
Unaudited

	Six Months Ended June 30,
	2006	2005
Cash Flows from Operations	$186,125	$90,067
Changes in operating assets and liabilities	(93,578)	(17,389)

Net Cash Provided by Operating Activities	$92,547	$72,678

Net Cash Used in Investing Activities	$(204,793)	$(98,706)

Net Cash Provided by Financing Activities	$113,346	$31,538

Increase/(Decrease) in Cash and Cash Equivalents	$1,100	$5,510

FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. The forward-looking statements provided in this press release are based on the current belief of Mariner based on currently available information as to the outcome and timing of future events. Mariner cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility or inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other documents filed by Mariner with the Securities and Exchange Commission. Any of these factors could cause the actual results and plans of Mariner to differ materially from those in the forward-looking statements.
Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2005 and other documents filed by Mariner with the Securities and Exchange Commission that contain important information including detailed risk factors. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company with principal operations in the Gulf of Mexico and West Texas. For more information about Mariner, please visit its website at www.mariner-energy.com.
For Further Information Contact:
Jaime F. Brito, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558